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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-33464, 333-30518, 333-74343 and 333-45425) of
ScanSoft, Inc., of our report dated February 4, 2000, except for Note 15, which is as of March 13, 2000, relating to the financial statements, which appears on page 31 of the 1999 Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 4, 2000 relating to the financial statement schedule, which appears on page 52 of this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
San Jose, California
March 30, 2000

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